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CUSIP NO. 30048Q20                    13G                  PAGE  6  OF  6  PAGES
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                                                                       EXHIBIT 1

                            AGREEMENT OF JOINT FILING

     Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed on behalf of all of the undersigned with respect to the ownership of shares of Common Stock of Raindance Communications, Inc. (formerly Evoke Communications, Inc.).

     This agreement may be executed in any number of counterparts, each of which shall be deemed an original.

     EXECUTED as a sealed instrument this 12th day of February, 2002.



HIGHLAND CAPITAL PARTNERS III
  LIMITED PARTNERSHIP

By: Highland Management
      Partners III Limited Partnership, Its General Partner


    By: /S/ ROBERT F. HIGGINS
        ------------------------
        General Partner


HIGHLAND MANAGEMENT PARTNERS III
  LIMITED PARTNERSHIP


By:   /S/ ROBERT F. HIGGINS
      ------------------------
      Managing Member


/S/ ROBERT F. HIGGINS
------------------------
Robert F. Higgins


/S/ PAUL A. MAEDER
------------------------
Paul A. Maeder


/S/ WYCLIFFE K. GROUSBECK
------------------------
Wycliffe K. Grousbeck


/S/ DANIEL J. NOVA
------------------------
Daniel J. Nova




                               Page 6 of 6 pages